Exhibit 10.18

THE VIRGIN MEDIA INC.

DEFERRED COMPENSATION PLAN

FOR DIRECTORS

ARTICLE 1

Purpose

The purpose of this Plan is to provide members of the Board of Directors of Virgin Media Inc. with the opportunity to defer receipt of certain compensation to which they will be entitled while the Plan is in effect.  The Plan is intended to be an unfunded, nonqualified deferred compensation plan and shall be construed and administered accordingly.

ARTICLE 2

Definitions

For purposes of the Plan, the following terms shall have the following meanings:

2.1          “Acceleration Event” has the meaning set forth in Section 2(a) of the Virgin Media Inc. 2006 Stock Incentive Plan, as in effect on the date hereof.

2.2          “Allocation Date” shall mean, with respect to a Deferral Election, the date on which all or a portion of a Director’s Deferral Amount is credited to his or her Stock Unit Account, which shall be the last day of the quarter in which the services corresponding to such Deferral Amount have been performed.

2.3          “Beneficiary” has the meaning set forth in Section 8.3 of Article 8.

2.4                               “Board” shall mean the Board of Directors of the Company.

2.5          “Cash Compensation” shall mean, with respect to a Plan Year all cash compensation, including, without limitation, the annual retainer fees, committee fees, and meeting fees payable to a Director for services rendered in such Plan Year.  For the avoidance of doubt, “Cash Compensation” shall not include (i) amounts paid for the reimbursement of expenses, (ii) tax equivalents paid for the account of a Director, (iii) stock options granted or to be granted by the Company to such Director or (iv) Common Stock received or to be received by such Director pursuant to the exercise of such options or otherwise.

2.6          “Change in Capitalization” has the meaning set forth in Section 4.1 of Article 4.

2.7          “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other securities or property into which such stock may be converted or exchanged.

2.8          “Company” shall mean Virgin Media Inc.

2.9          “Deferral Amount” shall mean the Cash Compensation elected by a Director to be deferred in a Plan Year.

2.10        “Deferral Election” shall mean a Director’s timely election of a Deferral Amount pursuant to Article 3.

2.11        “Deferral Period” shall mean the period commencing on the Allocation Date and ending on the date of the Director’s Termination.

2.12        “Director” shall mean each member of the Board who is not an executive officer or employee of the Company or any of its subsidiaries.

2.13        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14        “Fair Market Value” on any date means (i) with respect to Common Stock, the average of the highest and lowest reported sales prices, regular way, of Common Stock in transactions reported on the Nasdaq Global Select Market on such date, or if no sales of Common Stock are reported on the Nasdaq Global Select Market for such date, the comparable average sales price for the last previous day for which sales were reported on the Nasdaq Global Select Market or the value of a share of Common Stock for such date as established by the Committee using any other reasonable method of valuation, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.15        “Payment Method” has the meaning set forth in Section 5.2 of Article 5.

2.16        “Plan” shall mean this Virgin Media Inc. Deferred Compensation Plan for Directors, as such Plan may be amended from time to time.

2.17        “Plan Administrator” shall mean the Compensation Committee of the Board or such other committee of Directors designated by the Board; provided, however, the Committee shall consist of at least two Directors, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.  For purposes of the preceding sentence, if one or more members of the Committee is not a nonemployee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

2.18        “Plan Year” shall mean each calendar year or, in respect of 2008, part calendar year, with the first partial plan year beginning October 1, 2008.

2.19        “Stock Unit Account” shall mean a memorandum account established on the books of the Company on behalf of a Director, to which shall be credited a number of Stock Units pursuant to Section 4.1 of Article 4.

2.20        “Stock Unit Account Balance” shall have the meaning set forth in Section 4.1 of Article 4.

2.21        “Stock Units” shall mean units credited to a Director’s Stock Unit Account, with one Stock Unit having a value on any date equal to the Fair Market Value of one share of Common Stock on such date.

2.22        “Termination” shall mean termination of a Director’s service as a member of the Board for any reason, including by reason of death or disability.

ARTICLE 3
Deferral Elections of Cash Compensation

3.1          Deferral Election.   Each Director may elect to have the payment of all or any portion of his or her Cash Compensation for a Plan Year deferred pursuant to the Plan.  Each Deferral Election shall be made on a deferral election form attached hereto and shall specify (i) the Deferral Amount and (ii) the Payment Method (as defined in Section 5.2).

3.2          Timing of Deferral Elections.  Deferral Elections in respect of Cash Compensation payable to a Director for services rendered in a Plan Year shall be timely if made on or before December 31st of the preceding year (or, in the case of 2008, on or before October 1, 2008); provided, however, that with respect to new Directors, Deferral Elections in respect of Cash Compensation subsequently payable in the Plan Year in which they become a Director for services to be performed after such election shall be timely if made within 15 days after becoming a Director.

3.3          Renewal of Payment Commencement and Payment Method Elections.  Once a Deferral Election (including designation of the portion of the Director’s fees to be deferred, the Payment Commencement Date and the Payment Method) has been made, it will be automatically applied to Director’s fees earned in all subsequent calendar years unless the Director changes or revokes such election prior to the commencement of such subsequent calendar year.  Each such change or revocation must be submitted to the Secretary of the Company in writing.

3.4          Irrevocability.  Subject to Section 3.3 above, a Deferral Election, once made, shall be irrevocable.

ARTICLE 4
Treatment of Deferral Amounts

4.1          Stock Unit Account.

(a)           Allocations.  In the event a Director elects to have all or a portion of the Cash Compensation otherwise payable to the Director credited to such Director’s Stock Unit Account, the number of Stock Units that will be credited to the Director’s Stock Unit Account as of each Allocation Date shall be equal to (A) the aggregate Cash Compensation with respect to which the election has been made and that would otherwise have been paid with respect to the calendar quarter ending on the Allocation Date, converted into U.S. Dollars based on the average exchange rate of the three month ends in the quarter in which the services corresponding to the Deferral Amount have been performed,  divided by (B) the Fair Market Value of a share of Common Stock on the Allocation Date.

(b)           Dividends.  In the event of a dividend payable in stock or an extraordinary cash dividend, credits (dividend equivalents) will be made to each Director’s Stock Unit Account as follows:

(i)            in the case of an extraordinary cash dividend, or a dividend of stock of the Company (other than Common Stock) or other property, additional credits will be made to the Stock Unit Account consisting of a number of Stock Units equal to the number determined by dividing (A) the cash amount of such dividend per share (or the fair market value, on the date of payment, of dividends per share paid in such stock or other property), multiplied by the aggregate number of Stock Units credited to such Stock Unit Account on the record date for the payment of such dividend by (B) the Fair Market Value of a share of Common Stock on the date such dividend is payable to holders;

(ii)           in the case of a dividend consisting of Common Stock, the Stock Unit Account will be credited with a number of Stock Units equal to the number of Stock Units in such account on the record date for the payment of such dividend multiplied by the number of shares of Common Stock paid per share of Common Stock in such dividend;

(iii)          The credits or dividend equivalents made to each Director’s Stock Unit Account will not include amounts reflecting regularly quarterly cash dividends.

(c)           In the event of any Change in Capitalization, the Plan Administrator in good faith shall take such action as it deems necessary to preserve the economic value of each Director’s Stock Unit Account immediately prior to the Change in Capitalization to reflect the impact of the Change in Capitalization on the Common Stock, including without limitation the making of equitable adjustments to the number of Stock Units credited to the Stock Unit Account and the number and kind of securities or other property deemed to be represented by Stock Units held in the Stock Unit Account.  For purposes of this Section 4.1(c), “Change in Capitalization” shall mean any increase or reduction in the number of shares of Common Stock, or any change in such shares or exchange of such shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.  (The actual deferrals plus adjustments pursuant to Sections 4.1(b) and 4.1(c) are collectively referred to herein as the “Stock Unit Account Balance”).

(d)           All fractional Stock Units to which a Director is entitled shall be rounded to the nearest tenth of a share.

4.2          Vesting.  A Director shall be fully (100%) vested in his or her Stock Unit Account Balance at all times.

ARTICLE 5
 Payment

5.1          Payment Upon End of Deferral Period.   With respect to any Deferral Election, payment of a Director’s Stock Unit Account attributable to such Deferral Election shall be made following the end of the applicable Deferral Period at the time and in the manner set forth in this Article 5.

5.2          Payment Method.   Payment of amounts credited to a Director’s Stock Unit Account shall be made in accordance with the Payment Method elected by the Director in the applicable Deferral Election.  For purposes of this Plan, “Payment Method” shall mean, with respect to payments of amounts credited to a Director’s Stock Unit Account pursuant to a Deferral Election, either (i) a lump sum payment on the 15th day of the calendar month following the end of the applicable Deferral Period (or if such day is not a business day, the next business day following such 15th day) or (ii) a number of annual installments (not exceeding 5) specified by the Director in his or her Deferral Election, with (x) the first installment to be paid on the 15th day of the calendar month following the end of the applicable Deferral Period and (y) installments subsequent to the first installment to be paid on the 15th day of such calendar month of each succeeding calendar year (or, in each of (x) and (y), if such day is not a business day, the next business day following such 15th day).  Deferred amounts held pending distribution shall continue to be subject to adjustments, as provided in Sections 4.1(b), and 4.1(c), respectively.

5.3          Amount of Payment.

(a)           Lump Sum Payment.   If a Director elects a lump sum payment with respect to a Deferral Election, such payment shall, at the sole discretion of the Plan Administrator (subject to Section 8.1), consist of either (i) cash equal to the Fair Market Value of that portion of the Director’s Stock Unit Account Balance which is attributable to such Deferral Election as of the day preceding distribution; or (ii) a number of shares of Common Stock equal to the number of Stock Units allocated to that portion of the Director’s Stock Unit Account which is attributable to such Deferral Election as of the day preceding distribution.

(b)           Installment Payments.   If a Director elects annual installments with respect to a Deferral Election, each installment payment shall at the sole discretion of the Plan Administrator (subject to Section 8.1), consist of either (i) cash equal to the Fair Market Value of that portion of the Director’s Stock Unit Account Balance which is attributable to such Deferral Election as of the day preceding distribution or (ii) a number of shares of Common Stock equal to the number of Stock Units allocated to that portion of the Director’s Stock Unit Account which is attributable to such Deferral Election, such number of Stock Units as of the day preceding the installment payment divided by the number of remaining installments to be made (including the installment being paid) as of the day preceding distribution.

5.4          Accelerated Payment in the Event of Death.  Notwithstanding any other provision of the Plan, in the event a Director dies prior to receiving distribution of his or her entire Stock Unit Account, payments shall be made to the Beneficiary or, if applicable, to the estate of the Director, in accordance with the applicable Beneficiary Designation Form.  The Company shall pay to the Beneficiary or, if applicable, to the estate of the Director within thirty (30) days following the Director’s date of death, at the sole discretion of the Plan Administrator (subject to Section 8.1), either (i) cash equal to the Fair Market Value of that portion of the Director’s Stock Unit Account Balance which is attributable to such Deferral Election as of the day preceding distribution or (ii) a number of shares of Common Stock equal to the number of Stock Units allocated to that portion of the Director’s Stock Unit Account which is attributable to such Deferral Election as of the day preceding distribution.

5.5          Acceleration Event.   Notwithstanding any other provision of the Plan, upon an Acceleration Event, which constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A of the Internal Revenue Code of 1986, as amended, the Company shall pay to each Director within thirty (30) days following the Acceleration Event, at the sole discretion of the Plan Administrator (subject to Section 8.1), either (i) cash equal to the Fair Market Value of that portion of the Director’s Stock Unit Account Balance which is attributable to such Deferral Election as of the day preceding distribution or (ii) a number of shares of Common Stock equal to the number of Stock Units allocated to that portion of the Director’s Stock Unit Account which is attributable to such Deferral Election as of the day preceding distribution.

5.6          Exception for Section 16 of the Exchange Act.  Notwithstanding any other provision of the Plan, no payment shall be made pursuant to the Plan if such payment would subject a Director to liability under Section 16 of the Exchange Act, and any such payment shall be delayed until the first date on which such payment may be made without subjecting the Director to such liability.

ARTICLE 6
Administration

6.1          General Powers and Responsibilities of Plan Administrator  The Plan Administrator shall have full authority to construe and interpret the terms and provisions of the Plan, and to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts as it shall, from time to time, deem advisable, and otherwise to supervise the administration of the Plan.  The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any Deferral Election hereunder, in the manner and to the extent it shall deem necessary to effectuate the Plan.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Plan Administrator in connection with the Plan shall be in the sole and absolute discretion of the Plan Administrator and shall be final, binding and conclusive.  A Director shall not participate in any decision involving a request made by him or her or relating in any way to his or her rights, duties, and obligations as a participant in the Plan (unless such decision relates to all Directors generally and in a similar manner).

6.2          Liability and Indemnification of Plan Administrator.  The Plan Administrator shall not be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.  The Company hereby agrees to indemnify the Plan Administrator for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

ARTICLE 7
Amendment or Termination of the Plan

The Company, by action of the Board, may amend, modify or terminate the Plan in whole or in part at any time and for any reason without prior notice to or consent of any Director; provided, however, that no amendment, modification or termination of the Plan shall reduce a Director’s Stock Unit Account Balance, or change a previously specified Deferral Election as of the date of such amendment, modification or termination.

ARTICLE 8
Miscellaneous

8.1          Shares Subject to Plan.  Shares of Common Stock distributed to Directors under this Plan shall be made from the aggregate number of shares of Common Stock reserved for issuance under the Virgin Media Inc. 2006 Stock Incentive Plan (or any successor plan thereto), provided that the Committee has, prior to the date of distribution, made a Share Award (as such term is defined in the 2006 Stock Incentive Plan) in respect of such distribution.

8.2          Nonassignability.  Neither a Director nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, any amount payable under the Plan.  All amounts payable under the Plan, and all rights to such amounts, are expressly declared to be unassignable and non-transferable.  In the case of a Director’s death, payments due under this Plan shall be made in accordance with Section 5.4.

8.3          Designation of Beneficiary.   Each Director at the time he or she completes a Deferral Election shall designate a beneficiary (a “Beneficiary”) and a contingent Beneficiary to whom benefits hereunder are to be paid if the Director dies prior to receiving his or her entire Stock Unit Account Balances.  A Director may change his or her Beneficiary designations at any time by filing a revised Beneficiary designation form with the Plan Administrator or such other individual or entity designated by the Plan Administrator.  If a Director fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Director, the Company shall pay the Stock Unit Account Balances to the estate of the Director.

8.4          Incapacity.    In the event benefits become payable under the Plan after a Director becomes incapacitated, such benefits shall be paid to the Director’s legal guardian or legal representative pursuant to the applicable provisions of Article 5.

8.5          No Right To Continued Service.   The terms and conditions of the Plan shall not be deemed to establish, constitute or be evidence of a right of any Director to remain in service as a member of the Board.

8.6          No Right of a Shareholder.   Directors shall have none of the rights of shareholders of the Company by reason of their participation in the Plan.

8.7          Tax Withholding.  The Company or the Plan Administrator shall have the right to withhold from any payment hereunder amounts sufficient to satisfy all foreign, Federal, state, local, or other withholding tax requirements.

8.8          Expenses.   The Company will bear all expenses incurred in administering this Plan and no part thereof shall be charged against any Director’s Stock Unit Account or any amounts distributable hereunder.

8.9          Unsecured General Creditor.  Directors shall have no legal or equitable rights, interest or claims in any property or assets of the Company.  For purposes of the payment of benefits under the Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.  The Company’s obligations under the Plan shall be merely that of an unfunded and unsecured promise to pay money and stock in the future.

8.10        Successors.   The terms and conditions of the Plan and each Deferral Election shall inure to the benefit of and bind the Company and the Directors, and their successors, assigns, and personal representatives.

8.11        Governing Law.  The provisions of the Plan shall be construed and interpreted according to the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

Adopted by the Board of Directors:  December 11, 2008

VIRGIN MEDIA INC. DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

DEFERRAL ELECTION FORM

Name (print)	Social Security Number

Home Address	Today’s Date

In accordance with the Virgin Media Inc. Deferred Compensation Plan for Directors, the undersigned hereby elects, with respect to Cash Compensation to be paid in the _______ Plan Year and each Plan Year until such election is revoked pursuant to Section 3.3 of the Plan, to (i) defer the percentage of Cash Compensation specified herein and (ii) receive distributions of such deferred Cash Compensation in the form specified herein.  Capitalized terms used in this form shall have the same meaning as in the Plan.

I.              DEFERRAL AMOUNT

I hereby elect to defer _______% of my Cash Compensation for the _______ Plan Year and each Plan Year until such election is revoked pursuant to Section 3.3 of the Plan.  Cash Compensation includes the annual retainer fees, committee fees, and meeting fees payable to a Director in such Plan Year for services rendered in such Plan Years.  For the avoidance of doubt, “Cash Compensation” shall not include (i) amounts paid for the reimbursement of expenses, (ii) tax equivalents paid for the account of a Director, (iii) stock options granted or to be granted by the Company to such Director or (iv) Common Stock received or to be received by such Director pursuant to the exercise of such options or otherwise.

II.            PAYMENT METHOD

The available payment options are (i) a lump sum payment on the fifteenth (15) day of the calendar month following the end of the applicable Deferral Period (or if such day is not a business day, the next business day following such 15th day) or (ii) a number of annual installments (not exceeding 5) with the first installment to be paid on the fifteenth (15) day of the calendar month following the end of the applicable Deferral Period and subsequent installments to be paid on the anniversaries of the initial installment (or if such day is not a business day, the next business day following such 15th day).  At the discretion of the Plan Administrator payments will be made in cash or Common Stock.

I elect that all of my Cash Compensation deferred with respect to the applicable Plan Year (plus earnings) will be distributed as follows (subject to provisions of the Plan relating to payments in the event of death or upon an Acceleration Event of the Company):

(choose one)

☐  (A)               A lump sum payment on the fifteenth (15) day of the calendar month following the end of the applicable Deferral Period (or if such day is not a business day, the next business day following such 15th day).

☐  (B)                Annual installments for ________ years (please specify a number from 2 through 5) commencing on the fifteenth (15) day of the calendar month following the end of the applicable Deferral Period (or if such day is not a business day, the next business day following such 15th day).

III.           DESIGNATION OF BENEFICIARY

I hereby designate as my Beneficiary:

Name: ________________________________________________________________

Address: ______________________________________________________________

______________________________________________________________________

Relationship to director: __________________________________________________

I hereby designate as my contingent Beneficiary:

Name: ________________________________________________________________

Address: ______________________________________________________________

______________________________________________________________________

Relationship to director: __________________________________________________

Please return this completed form to Sandy Barnet by fax at 212 752-1157 or by c/o Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, NY 10022.